Exhibit 4.2

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of November 24, 2004, by and among Verticalnet, Inc., a Pennsylvania corporation (the “Company”), and each of the purchasers signatory hereto (each such purchaser, a “Purchaser” and collectively, the “Purchasers”).

This Agreement is made pursuant to the Securities Purchase Agreement, dated as of the date hereof among the Company and the Purchasers (the “Purchase Agreement”).

The Company and the Purchasers hereby agree as follows:

1. Definitions. Capitalized terms used and not otherwise defined herein that are defined in the Purchase Agreement shall have the meanings given such terms in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

“Advice” shall have the meaning set forth in Section 6(d).

“Effectiveness Date” means, with respect to the Registration Statements required to be filed hereunder, the earlier of (a) the day 90 calendar days following the date of the Purchase Agreement and (b) or the fifth Trading Day following the date, but no earlier than January 10, 2005, on which the Company is notified by the Commission that such Registration Statement will not be reviewed or is no longer subject to further review and comments; provided, however, that if a Holder fails to comply with the provisions of Section 3(k), then, as to such Holder only, the Effectiveness Date with respect to such Holder’s Registrable Securities only shall be extended until 90 days following the date of receipt by the Company of such required information.

“Effectiveness Period” shall have the meaning set forth in Section 2(a).

“Event” shall have the meaning set forth in Section 2(b).

“Event Date” shall have the meaning set forth in Section 2(b).

“Filing Date” means, with respect to the Registration Statements required to be filed hereunder, the day 45 calendar days following the date of the Purchase Agreement; provided, however, that if a Holder fails to comply with the provisions of Section 3(k), then the Filing Date with respect to such Holder’s Registrable Securities only shall be extended until 45 calendar days following the date of receipt by the Company of such required information.

“Holder” or “Holders” means the holder or holders, as the case may be, from time to time of Registrable Securities.

“Indemnified Party” shall have the meaning set forth in Section 5(c).

“Indemnifying Party” shall have the meaning set forth in Section 5(c).

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“Losses” shall have the meaning set forth in Section 5(a).

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition).

“Prospectus” means the prospectus included in the applicable Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement, and all other amendments and supplements to such Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Registrable Securities” means all of the Shares and the Warrant Shares, together with any shares of Common Stock issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing.

“Registration Statement” means a registration statement required to be filed hereunder, including (in each case) the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Shares” means the shares of Common Stock to be issued pursuant to the Purchase Agreement.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants purchased pursuant to the Purchase Agreement.

2. Registration.

(a) On or prior to the applicable Filing Date, the Company shall prepare and file with the Commission a Registration Statement covering the resale of all of the Registrable Securities not yet registered that are held by Holders that have complied with the provisions of Section 3(k) prior to such date for an offering to be made on a continuous basis pursuant to Rule 415. Such Registration Statement required hereunder

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shall be on Form S-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, in which case such Registration Statement shall be on another appropriate form herewith). The Registration Statements required hereunder shall contain (except if otherwise directed by Holders owning a majority of the Registrable Securities outstanding at such time) substantially the “Plan of Distribution” attached hereto as Annex A. Subject to the terms of this Agreement, the Company shall use its best efforts to cause such Registration Statement to be declared effective under the Securities Act as promptly as possible after the filing thereof, but in any event not later than the applicable Effectiveness Date, and shall use its best efforts to keep such Registration Statement continuously effective under the Securities Act until the date when all Registrable Securities covered by such Registration Statement have been sold or may be sold without volume restrictions pursuant to Rule 144(k) as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Company’s transfer agent and the affected Holders (the “Effectiveness Period”). Each Holder acknowledges and agrees that the Company shall be permitted to exclude such Holder’s Registrable Securities from a Registration Statement if such Holder fails to timely comply with the Company’s request for information pursuant to Section 3(k); provided if such Holder provides such information prior to the filing of such Registration Statement the Company shall use commercially reasonable efforts to include such Registrable Securities on such Registration Statement; provided further that this provision does not otherwise waive the Company’s obligation to register such Registrable Securities pursuant to the terms hereunder upon such Holder providing the Company with the required information.

(b) If: (i) a Registration Statement is not filed on or prior to the applicable Filing Date (if the Company files a Registration Statement without affording the Holder or Holders referenced in such Registration Statement the opportunity to review and comment on the same as required by Section 3(a), the Company shall not be deemed to have satisfied this clause (i)), or (ii) the Company fails to file with the Commission a request for acceleration in accordance with Rule 461 promulgated under the Securities Act, within no more than five (5) Trading Days of the date that the Company is notified (orally or in writing, whichever is earlier) by the Commission that a Registration Statement will not be “reviewed,” or is not subject to further review, or (iii) prior to the date when a Registration Statement is first declared effective by the Commission, the Company fails to file a pre-effective amendment and otherwise respond in writing to comments made by the Commission in respect of such Registration Statement within 30 calendar days after the receipt of comments by or notice from the Commission that such amendment is required in order for such Registration Statement to be declared effective, (which period shall be extended to January 10, 2005, if such 30th calendar day would be a date prior to January 10, 2005) or (iv) a Registration Statement filed or required to be filed hereunder is not declared effective by the Commission on or before the applicable Effectiveness Date, or (v) after a Registration Statement is first declared effective by the Commission, it ceases for any reason to remain continuously effective as to all Shares for which it is required to be effective, or the Holders are not permitted to utilize a Prospectus therein to resell such Shares, for in any such case 15 consecutive Trading Days but no more than an aggregate of 25 Trading Days during any 12 month period (which need not be consecutive Trading Days) provided that any days during which a

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Registration Statement ceases to be effective due to the filing of a post-effective amendment thereto by the Company at the request of the Holders in order to amend the Plan of Distribution (as provided for in Section 2(a)) shall not be counted towards such 15 or 25 Trading Day periods provided the Company uses commercially reasonable efforts to cause such post-effective amendment to be declared effective (any such failure or breach being referred to as an “Event,” and for purposes of clause (i) or (iv) the date on which such Event occurs, or for purposes of clause (ii) the date on which such 5 Trading Day period is exceeded, or for purposes of clause (iii) the date which such 30 calendar days is exceeded, or for purposes of clause (v) the date on which such 15 or 25 Trading Day period, as applicable, is exceeded being referred to as “Event Date”), then in addition to any other rights the Holders may have hereunder or under applicable law: (x) on each such Event Date the Company shall pay to each Holder an amount in cash, as partial liquidated damages and not as a penalty, equal to 1.0% of the aggregate purchase price paid by such Holder pursuant to the Purchase Agreement for any Shares then held by such Holder; and (y) on each monthly anniversary of each such Event Date (if the applicable Event shall not have been cured by such date) until the applicable Event is cured, the Company shall pay to each Holder an amount in cash, as partial liquidated damages and not as a penalty, equal to 2.0% of the aggregate purchase price paid by such Holder pursuant to the Purchase Agreement for any Shares then held by such Holder. If the Company fails to pay any liquidated damages pursuant to this Section in full within seven business days after the date payable, the Company will pay interest thereon at a rate of 12% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to the Holder, accruing daily from the date such liquidated damages are due until such amounts, plus all such interest thereon, are paid in full. The liquidated damages pursuant to the terms hereof shall apply on a daily pro-rata basis for any portion of a month prior to the cure of an Event. Notwithstanding anything herein to the contrary, the Company agrees and acknowledges that any extensions to the Filing Date or Effectiveness Date on account of a Holder failing to timely comply with Section 3(k) relate solely to that Holder and in no way effect the Filing Date and Effectiveness Date under this Agreement as they relate to any other Holder.

3. Registration Procedures

In connection with the Company’s registration obligations hereunder, the Company shall:

(a) Not less than five Trading Days prior to the filing of a Registration Statement or any related Prospectus or any amendment or supplement thereto, the Company shall, (i) furnish to the Holders owning Registrable Securities registered under such Registration Statement copies of all such documents proposed to be filed (including documents incorporated or deemed incorporated by reference to the extent requested by such Person) which documents will be subject to the review of such Holders, and (ii) cause its officers and directors, counsel and independent certified public accountants to respond to such inquiries as shall be necessary, in the reasonable opinion of respective counsel to conduct a reasonable investigation within the meaning of the Securities Act. The Company shall not file any such Registration Statement or any such Prospectus or any amendments or supplements thereto to which the Holders of a majority of the

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Registrable Securities registered thereunder shall reasonably object in good faith, provided that the Company is notified of such objection in writing no later than five Trading Days after such Holders have been so furnished copies of such documents.

(b) (i) Prepare and file with the Commission such amendments, including post-effective amendments, to a Registration Statement and a Prospectus used in connection therewith as may be necessary to keep such Registration Statement continuously effective as to the applicable Registrable Securities for the applicable Effectiveness Period and prepare and file with the Commission such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424; (iii) respond as promptly as reasonably possible to any comments received from the Commission with respect to such Registration Statement or any amendment thereto and, as promptly as reasonably possible, upon request, provide the Holders true and complete copies of all correspondence from and to the Commission relating to such Registration Statement; and (iv) comply in all material respects during the applicable Effectiveness Period with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by such Registration Statement during the applicable period in accordance with the Holders’ intended methods of disposition set forth in such Registration Statement as so amended or in such Prospectus as so supplemented.

(c) Notify the Holders of Registrable Securities to be sold as promptly as reasonably possible (i)(A) when a Prospectus or any Prospectus supplement or post-effective amendment to a Registration Statement is proposed to be filed; (B) when the Commission notifies the Company whether there will be a “review” of a Registration Statement and whenever the Commission comments in writing on a Registration Statement (the Company shall upon request provide true and complete copies thereof and all written responses thereto to each of the Holders); and (C) with respect to a Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any request by the Commission or any other Federal or state governmental authority during the period of effectiveness of a Registration Statement for amendments or supplements to such Registration Statement or Prospectus or for additional information; (iii) of the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement covering any or all of such Registrable Securities or the initiation of any Proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; and (v) of the occurrence of any event of which the Company has knowledge as a result of which a Prospectus, as then in effect, contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

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(d) Use commercially reasonable efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of a Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, as promptly as reasonably practicable.

(e) Furnish to each Holder, without charge, at least one conformed copy of each Registration Statement registering Registrable Securities held by such Holder and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference to the extent requested in writing by such Person, and all exhibits to the extent requested by such Person in writing (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the Commission.

(f) Promptly deliver to each Holder, without charge, as many copies of the Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Persons may reasonably request in connection with resales by the Holder of Registrable Securities. Subject to the terms of this Agreement, the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto, except after the giving of any notice pursuant to Section 3(c).

(g) Prior to any resale of Registrable Securities by a Holder, use its commercially reasonable efforts to register or qualify or cooperate with the selling Holders in connection with the registration or qualification (or exemption from the Registration or qualification) of such Registrable Securities for the resale by the Holder under the securities or Blue Sky laws of such jurisdictions within the United States as any Holder reasonably requests in writing, to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things reasonably necessary to enable the disposition in such jurisdictions of the Registrable Securities covered by the applicable Registration Statement; provided, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified, subject the Company to any material tax in any such jurisdiction where it is not then so subject or file a general consent to service of process in any such jurisdiction.

(h) If requested in writing by the Holders, cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to the applicable Registration Statement, which certificates shall be free, to the extent permitted by the Purchase Agreement, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holders may request.

(i) Upon the occurrence of any event contemplated by Section 3(c)(v), as promptly as reasonably possible, prepare a supplement or amendment, including a post-effective amendment, to the applicable Registration Statement or a supplement to

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the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither such Registration Statement nor the Prospectus included therein will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Company notifies the Holders in accordance with clauses (ii) through (v) of Section 3(c) above to suspend the use of the use of any Prospectus until the requisite changes to such Prospectus have been made, then the Holders shall suspend use of such Prospectus. The Company will use its commercially reasonable efforts to ensure that the use of a Prospectus may be resumed as promptly as is practicable. The Company shall be entitled to exercise its right under this Section 3(i) to suspend the availability of a Registration Statement and the applicable Prospectus, subject to the payment of liquidated damages pursuant to Section 2(b), for a period not to exceed 60 Trading Days (which need not be consecutive days) in any 12 month period.

(j) Comply in all material respects with all applicable rules and regulations of the Commission.

(k) The Company may require each Holder, upon three Trading Days’ notice, to furnish to the Company a certified statement as to, among other things, the number of shares of Common Stock beneficially owned by such Holder and the person that has voting and dispositive control over such Shares.

4. Registration Expenses. Except as otherwise provided for herein, all fees and expenses incident to the performance of or compliance with this Agreement by the Company shall be borne by the Company whether or not any Registrable Securities are sold pursuant to a Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with the Trading Market on which the Common Stock is then listed for trading, and (B) in compliance with applicable state securities or Blue Sky laws), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities and of printing prospectuses if the printing of prospectuses is reasonably requested by the holders of a majority of the Registrable Securities included in a Registration Statement), (iii) messenger, telephone and delivery expenses, (iv) reasonable fees and disbursements of counsel for the Company, (v) Securities Act liability insurance, if the Company so desires such insurance, and (vi) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement. In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder. In no event shall the Company be responsible for any broker or similar commissions or, except to the extent provided for in the Transaction Documents, any legal fees or other costs of the Holders.

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5. Indemnification

(a) Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Holder, the officers, directors, agents and employees of each of them, each Person who controls any such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, arising out of or relating to any untrue statement of a material fact contained in a Registration Statement (at the time of its effectiveness), any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus (each as of its date), or arising out of or relating to any omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent, but only to the extent, that (i) such untrue statements or omissions are based solely upon information regarding such Holder furnished in writing to the Company by or on behalf of such Holder expressly for use therein, or to the extent that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in such Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto (it being understood that the Holder has approved Annex A hereto for this purpose) or (ii) in the case of an occurrence of an event of the type specified in Section 3(c)(ii)-(v), the use by such Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing that such Prospectus is outdated or defective and prior to the receipt by such Holder of the Advice contemplated in Section 6(d).

(b) Indemnification by Holders. Each Holder shall, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, within ten Trading Days of written notice thereof to the Indemnifying Party, to the extent arising out of or based solely upon: (x) such Holder’s failure to comply with the prospectus delivery requirements of the Securities Act or (y) any untrue statement of a material fact contained in a Registration Statement, any Prospectus, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading (i) to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished in writing by or on behalf of such Holder to the Company specifically for inclusion in such Registration Statement or such Prospectus or (ii) to the extent that (1) such untrue statements or omissions are based solely upon information regarding such Holder furnished in writing to the Company by or on behalf of such Holder expressly for use therein, or to the extent

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that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in such Registration Statement (it being understood that the Holder has approved Annex A hereto for this purpose), such Prospectus or such form of Prospectus or in any amendment or supplement thereto or (2) in the case of an occurrence of an event of the type specified in Section 3(c)(ii)-(v), the use by such Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing that such Prospectus is outdated or defective and prior to the receipt by such Holder of the Advice contemplated in Section 6(d). In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

(c) Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall have the right to assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that such failure shall have materially prejudiced the Indemnifying Party’s ability to defend such action.

An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall reasonably believe that a material conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and the reasonable fees and expenses of one separate counsel shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such Proceeding affected without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

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(d) Contribution. If a claim for indemnification under Section 5(a) or 5(b) is unavailable to an Indemnified Party (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of each of the Indemnifying Party and the Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue statement of a material fact omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in this Agreement, any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 5(d), no Holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the proceeds actually received by such Holder from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, except in the case of fraud by such Holder.

The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

6. Miscellaneous

(a) Remedies. In the event of a breach by the Company or by a Holder, of any of their obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company and each Holder agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

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(b) No Piggyback on Registrations. Except for the former holders of preferred stock of B2eMarkets, Inc. (the “B2e Stockholders”) to whom or which registration rights were granted pursuant to the Registration Rights Agreement dated July 16, 2004, among the Company and the B2e Stockholders (the “B2e Registration Rights Agreement”), neither the Company nor any of its security holders (other than the Holders in such capacity pursuant hereto) may include securities of the Company in a Registration Statement other than the Registrable Securities. The Company shall not file any other registration statement until after the Effective Date except for registration statements on Form S-3 pursuant to the B2e Registration Rights Agreement or registration statements on Form S-8 relating to equity securities issuable in connection with the Company’s stock option or other employee benefit plan.

(c) Compliance. Each Holder covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to a Registration Statement.

(d) Discontinued Disposition. Each Holder agrees by its acquisition of such Registrable Securities that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 3(c), such Holder will forthwith discontinue disposition of such Registrable Securities under any Registration Statement until such Holder’s receipt of the copies of the supplemented Prospectus and/or amended Registration Statement or until it is advised in writing (the “Advice”) by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement. The Company will use its commercially reasonable efforts to ensure that the use of such Prospectus may be resumed as promptly as it practicable. The Company agrees and acknowledges that any periods during which the Holder is required to discontinue the disposition of the Registrable Securities hereunder shall be subject to the provisions of Section 2(b).

(e) Piggy-Back Registrations. If at any time during the Effectiveness Period there is not an effective Registration Statement covering all of the Registrable Securities and the Company shall determine to prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with the stock option or other employee benefit plans, then the Company shall send to each Holder a written notice of such determination and, if within fifteen days after the date of such notice, any such Holder shall so request in writing, the Company shall include in such registration statement all or any part of such Registrable Securities such Holder requests to be registered, subject to customary underwriter cutbacks applicable to all holders of registration rights.

(f) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and

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waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and each Holder of the then outstanding Registrable Securities.

(g) Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be made in accordance with the provisions of the Purchase Agreement.

(h) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each Holder. Each Holder may assign their respective rights hereunder in the manner and to the Persons as permitted under the Purchase Agreement.

(i) Execution and Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

(j) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be determined with the provisions of the Purchase Agreement.

(k) Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

(l) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(m) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(n) Independent Nature of Purchasers’ Obligations and Rights. Except as otherwise provided for herein, the obligations of each Holder hereunder are several and not joint with the obligations of any other Holder hereunder, and no Holder shall be responsible in any way for the performance of the obligations of any other Holder hereunder. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Holder pursuant hereto or thereto, shall be

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deemed to constitute the Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holders are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement. Each Holder shall be entitled to protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Holder to be joined as an additional party in any proceeding for such purpose.

(o) Notice of Disposition of Registrable Securities. Upon the request of the Company, each Holder shall promptly provide the Company written notice at such time as it no longer holds, directly or indirectly, any Registrable Securities.

*************************

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IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

VERTICALNET, INC.

By:	/s/ Gene S. Godick
Name:	Gene S. Godick
Title:	Executive Vice President and Chief Financial Officer

[SIGNATURE PAGE OF HOLDERS FOLLOWS]

[PURCHASER’S SIGNATURE PAGE TO VERT RRA]

Name of Investing Entity:	Bluegrass Growth Fund, LP

Signature of Authorized Signatory of Investing entity:	/s/ Deborah Soloman
Name of Authorized Signatory:	Deborah Soloman
Title of Authorized Signatory:	Managing Member, Bluegrass Growth Fund Partners, LLC

[SIGNATURE PAGES CONTINUE]

[PURCHASER’S SIGNATURE PAGE TO VERT RRA]

Name of Investing Entity:	Bluegrass Growth Fund, Ltd.

Signature of Authorized Signatory of Investing entity:	/s/ Brian Shatz
Name of Authorized Signatory:	Brian Shatz
Title of Authorized Signatory:	Director

[SIGNATURE PAGES CONTINUE]

[PURCHASER’S SIGNATURE PAGE TO VERT RRA]

Name of Investing Entity:	Bridges & Pipes LLC

Signature of Authorized Signatory of Investing entity:	/s/ David Fuchs
Name of Authorized Signatory:	David Fuchs
Title of Authorized Signatory:	Managing Member

[SIGNATURE PAGES CONTINUE]

[PURCHASER’S SIGNATURE PAGE TO VERT RRA]

Name of Investing Entity:	Capital Ventures International

Signature of Authorized Signatory of Investing entity:	/s/ Martin Kobinger
Name of Authorized Signatory:	Martin Kobinger
Title of Authorized Signatory:	Investment Manager

[SIGNATURE PAGES CONTINUE]

[PURCHASER’S SIGNATURE PAGE TO VERT RRA]

Name of Investing Entity:	City Platz Limited

Signature of Authorized Signatory of Investing entity:	/s/ Gordon J. Mundy
Name of Authorized Signatory:	Gordon J. Mundy
Title of Authorized Signatory:	Director

[SIGNATURE PAGES CONTINUE]

[PURCHASER’S SIGNATURE PAGE TO VERT RRA]

Name of Investing Entity:	Excalibur Limited Partnership

Signature of Authorized Signatory of Investing entity:	/s/ William Hechter
Name of Authorized Signatory:	William Hechter
Title of Authorized Signatory:	President of General Partner

[SIGNATURE PAGES CONTINUE]

[PURCHASER’S SIGNATURE PAGE TO VERT RRA]

Name of Investing Entity:	Iroquois Capital LP

Signature of Authorized Signatory of Investing entity:	/s/ Joshua Silverman
Name of Authorized Signatory:	Joshua Silverman
Title of Authorized Signatory:	Partner

[SIGNATURE PAGES CONTINUE]

[PURCHASER’S SIGNATURE PAGE TO VERT RRA]

Name of Investing Entity:	Omicron Master Trust

Signature of Authorized Signatory of Investing entity:	/s/ Bruce Bernstein
Name of Authorized Signatory:	Bruce Bernstein
Title of Authorized Signatory:	Managing Partner

[SIGNATURE PAGES CONTINUE]

[PURCHASER’S SIGNATURE PAGE TO VERT RRA]

Name of Investing Entity:	TCMP3 Partners

Signature of Authorized Signatory of Investing entity:	/s/ Steven E. Slawson
Name of Authorized Signatory:	Steven E. Slawson
Title of Authorized Signatory:	Principal

[SIGNATURE PAGES CONTINUE]

[PURCHASER’S SIGNATURE PAGE TO VERT RRA]

Name of Investing Entity:	TRUK International Fund, LP

Signature of Authorized Signatory of Investing entity:	/s/ Michael E. Fein
Name of Authorized Signatory:	Michael E. Fein
Title of Authorized Signatory:	Principal, Atoll Asset Management, LLC

[SIGNATURE PAGES CONTINUE]

[PURCHASER’S SIGNATURE PAGE TO VERT RRA]

Name of Investing Entity:	TRUK Opportunity Fund, LP

Signature of Authorized Signatory of Investing entity:	/s/ Michael E. Fein
Name of Authorized Signatory:	Michael E. Fein
Title of Authorized Signatory:	Principal, Atoll Asset Management, LLC

[SIGNATURE PAGES CONTINUE]

[PURCHASER’S SIGNATURE PAGE TO VERT RRA]

Name of Investing Entity:	WPG Institutional Software Fund, L.P.

Signature of Authorized Signatory of Investing Entity:	/s/ George Boyd
Name of Authorized Signatory:	George Boyd
Title of Authorized Signatory:	Head of Equity, Weiss, Peck & Greer Investments, a division of Robeco USA, LLC, Sole Managing Member of WPG-Software Fund Manager, LLC, Supervisory General Partner of WPG Institutional Software Fund, L.P.

Signature of Authorized Signatory of Investing Entity:	/s/ Ben Taylor
Name of Authorized Signatory:	Ben Taylor
Title of Authorized Signatory:	Managing Director, Weiss, Peck & Greer Investments, a division of Robeco USA, LLC, Sole Managing Member of WPG-Software Fund Manager, LLC, Supervisory General Partner of WPG Institutional Software Fund, L.P.

[SIGNATURE PAGES CONTINUE]

[PURCHASER’S SIGNATURE PAGE TO VERT RRA]

Name of Investing Entity:	WPG Select Technology Fund, L.P.

Signature of Authorized Signatory of Investing Entity:	/s/ George Boyd
Name of Authorized Signatory:	George Boyd
Title of Authorized Signatory:	Head of Equity, Weiss, Peck & Greer Investments, a division of Robeco USA, LLC, Sole Managing Member of WPG-Software Fund Manager, LLC, General Partner of WPG Select Technology Fund, L.P.

Signature of Authorized Signatory of Investing Entity:	/s/ Ben Taylor
Name of Authorized Signatory:	Ben Taylor
Title of Authorized Signatory:	Managing Director, Weiss, Peck & Greer Investments, a division of Robeco USA, LLC, Sole Managing Member of WPG-Software Fund Manager, LLC, General Partner of WPG Select Technology Fund, L.P.

[SIGNATURE PAGES CONTINUE]

[PURCHASER’S SIGNATURE PAGE TO VERT RRA]

Name of Investing Entity:	WPG Select Technology QP Fund, L.P.

Signature of Authorized Signatory of Investing Entity:	/s/ George Boyd
Name of Authorized Signatory:	George Boyd
Title of Authorized Signatory:	Head of Equity, Weiss, Peck & Greer Investments, a division of Robeco USA, LLC, Sole Managing Member of WPG-Software Fund Manager, LLC, General Partner of WPG Select Technology QP Fund, L.P.

Signature of Authorized Signatory of Investing Entity:	/s/ Ben Taylor
Name of Authorized Signatory:	Ben Taylor
Title of Authorized Signatory:	Managing Director, Weiss, Peck & Greer Investments, a division of Robeco USA, LLC, Sole Managing Member of WPG-Software Fund Manager, LLC, General Partner of WPG Select Technology QP Fund, L.P.

[SIGNATURE PAGES CONTINUE]

[PURCHASER’S SIGNATURE PAGE TO VERT RRA]

Name of Investing Entity:	WPG Select Technology Overseas, L.P.

Signature of Authorized Signatory of Investing Entity:	/s/ George Boyd
Name of Authorized Signatory:	George Boyd
Title of Authorized Signatory:	Head of Equity, Weiss, Peck & Greer Investments, a division of Robeco USA, LLC, Sole Managing Member of WPG-Software Fund Manager, LLC, Supervisory General Partner of WPG Select Technology Overseas, L.P.

Signature of Authorized Signatory of Investing Entity:	/s/ Ben Taylor
Name of Authorized Signatory:	Ben Taylor
Title of Authorized Signatory:	Managing Director, Weiss, Peck & Greer Investments, a division of Robeco USA, LLC, Sole Managing Member of WPG-Software Fund Manager, LLC, Supervisory General Partner of WPG Select Technology Overseas, L.P.

[SIGNATURE PAGES CONTINUE]

[PURCHASER’S SIGNATURE PAGE TO VERT RRA]

Name of Investing Entity:	WPG Software Fund, L.P.

Signature of Authorized Signatory of Investing Entity:	/s/ George Boyd
Name of Authorized Signatory:	George Boyd
Title of Authorized Signatory:	Head of Equity, Weiss, Peck & Greer Investments, a division of Robeco USA, LLC, Sole Managing Member of WPG-Software Fund Manager, LLC, General Partner of WPG Software Fund, L.P.

Signature of Authorized Signatory of Investing Entity:	/s/ Ben Taylor
Name of Authorized Signatory:	Ben Taylor
Title of Authorized Signatory:	Managing Director, Weiss, Peck & Greer Investments, a division of Robeco USA, LLC, Sole Managing Member of WPG-Software Fund Manager, LLC, General Partner of WPG Software Fund, L.P.

[SIGNATURE PAGES CONTINUE]

ANNEX A

Plan of Distribution

The Selling Stockholders (the “Selling Stockholders”) of the common stock (“Common Stock”) of Verticalnet, Inc. (the “Company”) and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of Common Stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales;

•	broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or

•	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The Selling Stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

In connection with the sale of our common stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The Selling Stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Selling Stockholders have informed the Company that it does not have any agreement or understanding, directly or indirectly, with any person to distribute the Common Stock.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the shares. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.